Exhibit 99.1

U.S. GoldMining Provides Update on State-Led West Susitna Access Road

AIDEA Authorizes up to $25 Million in Funding for the State’s Planned

Geotechnical and Engineering Work

Anchorage, Alaska – September 2, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on the proposed West Susitna Access Project (“WSAP”), a State-led road initiative that, as designed, would connect the Whistler Gold-Copper Project (“Whistler” or the “Project”) with existing highway, rail, power, and port infrastructure in the Anchorage area of Southcentral Alaska.

Highlights:

●	$25 Million Funding Authorization: On August 27, 2026, the Alaska Industrial Development and Export Authority (“AIDEA”) announced it has authorized up to $25 million to fund the geotechnical drilling program and associated permitting, hydrologic, and engineering work for the WSAP.

●	Advancing Final Design: Geotechnical data is a gating input for the final design of the proposed road. The authorized program will provide information needed to advance bridge foundation design, material site development, culvert sizing, and refinement of the road alignment over the 2026 and 2027 field seasons.

●	Unlocking the West Susitna Mineral District: The WSAP comprises a 22-mile public road led by the Alaska Department of Transportation and Public Facilities (“ADOT&PF”) and a 78.5-mile public-private road led by AIDEA, terminating at the Company’s exploration camp near the Whistler deposit (see Figure 1).

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “While our team remains focused on building upon the robust economics modelled in our recent initial economic assessment through an active exploration program, we commend the State of Alaska and AIDEA for their commitment to advancing the WSAP.

This $25 million authorization by AIDEA for the pre-construction work on the West Susitna Access Road marks a significant step forward in physically linking Whistler, and the broader West Susitna Mineral District, directly to the greater Anchorage transportation and energy grid. We look forward to continuing our collaborative work with all levels of government and local stakeholders to support an initiative that can serve as a vital contributor to the Alaskan economy while strengthening U.S. domestic critical mineral security.”

AIDEA Leadership Commentary

The AIDEA Board of Directors voted unanimously to adopt the funding resolution, underscoring strong state-level momentum for the infrastructure corridor.

Bill Kendig, AIDEA Board Chair, stated: “The Board’s action today reflects our confidence in this project and our commitment to doing it right. West Susitna is exactly the kind of investment AIDEA was created to make – infrastructure that opens opportunity for Alaskans today and for generations to come.”

Brandon Brefczynski, AIDEA Deputy Executive Director, added: “This is the work that turns a route on a map into a road that can actually be built. The Board’s unanimous action keeps the project on schedule for the upcoming field seasons and moves us another step closer to unlocking one of the most promising resource corridors in the state.”

About the Proposed West Susitna Access Project

Developed by AIDEA’s staff and engineering and permitting consultants, and the ADOT&PF Northern Region Materials Section, the newly funded $25M work program will cover proposed bridge crossings along the alignment, including major crossings of the Skwentna River. The program includes seismic velocity geophysical surveys at each bridge site, evaluation of material sites to supply gravel and fill for construction, trail overcrossings and large culvert locations, and the preparation of state and federal permit applications required prior to drilling.

The WSAP is expected to connect the existing road, power, rail, and port infrastructure in the vicinity of Anchorage with multiple natural resource development projects located in the West Susitna Mining District, with the potential to support the establishment of a premier, infrastructure-rich mining hub in Alaska.

Figure 1 The Whistler Project, one of three advanced resource projects in the West Susitna Mineral District, which is expected to be connected with transportation and energy infrastructure via the proposed West Susitna Access Project.

Technical Information

The Whistler Gold-Copper Project Preliminary Economic Assessment (“PEA”), which incorporates only the Indicated Mineral Resources from the Whistler deposit, outlines an after-tax net present value at a 5% discount rate (“NPV5%”) of $2.0 billion, a 33% internal rate of return (“IRR”), and initial payback of 2.1 years, at base case prices.

For further information regarding the Project, please see the technical report summary titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “S-K 1300 Report”) prepared under subpart 1300 of Regulation S-K under the U.S. Securities Act of 1933 (“S-K 1300”) and the Canadian National Instrument 43-101 (“NI 43-101”) technical report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K 1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-101 Report is available under its profile at www.sedarplus.ca.

The results of the PEA are preliminary in nature and are intended to provide an initial assessment of the Project’s economic potential and development options. The PEA is not a pre-feasibility study or a feasibility study. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that the results of the PEA will be realized. Inferred Mineral Resources, if any are included, are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Among other things, the PEA, including its mine schedule, cost estimates and economic assessment, includes numerous assumptions, and there can be no certainty that this initial economic assessment will be realized. Actual results may vary, potentially materially and readers are cautioned not to place undue reliance on the results of the PEA.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a qualified person as defined under NI 43-101 and S-K 1300.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking statements”). Such statements include statements with regard to the Company’s plans and expectations regarding the Project, the 2026 exploration program at the Project and expected governmental support for the project, the results of the PEA, the anticipated benefits of governmental initiatives and proposed regional infrastructure, and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, “estimates”, “will”, “proposes”, “potential” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, the risk that the WSAP may not be completed, may be materially delayed, or may follow a different alignment than currently proposed, risks that AIDEA or ADOT&PF funding or approvals may not be maintained or may be reduced, the fact that the Company does not control the WSAP and relies on third-party governmental entities for its advancement, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes, other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.